William P. Madar

Chairman of the Board

Edward P. Campbell

President and Chief
  Executive Officer

February 4, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 6, 2003. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

WILLIAM P. MADAR Chairman of the Board	EDWARD P. CAMPBELL President and Chief Executive Officer

NORDSON CORPORATION

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

The Annual Meeting of Shareholders of Nordson Corporation will be held at the Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 6, 2003. The purposes of the meeting are:

1.	To elect 4 directors to the class whose term expires in 2006.

2.	To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on January 10, 2003 are entitled to notice of and to vote at the meeting.

For the Board of Directors

ROBERT E. VEILLETTE
Secretary

February 4, 2003

NORDSON CORPORATION

PROXY STATEMENT

The Board of Directors of Nordson Corporation requests your proxy for use at the Annual Meeting of Shareholders to be held on March 6, 2003, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed below. You may revoke your proxy before it is voted by giving notice to Nordson in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about February 4, 2003. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440) 892-1580.

ELECTION OF DIRECTORS

Nordson’s Board of Directors is composed of thirteen directors, divided into one class of five members and two classes of four members. The terms of these classes as of the 2003 Annual Meeting will expire in 2004, 2005 and 2006. Each of the directors serves for a term of three years and until a successor is elected. The Board of Directors met six times during the last fiscal year.

Four nominees for election as directors for terms expiring in 2006, as well as present directors whose terms will continue after the meeting, appear below.

Nominees For Terms Expiring in 2006

William P. Madar, age 63, has been a director of Nordson since 1985. He has served as Chairman of the Board of Nordson since October 1997 and was Vice Chairman and Chief Executive Officer from August 1996 to October 1997. Mr. Madar is a director of National City Bank, a national banking association; Brush Engineered Materials, Inc., a producer and supplier of beryllium and related products, specialty metal systems and precious metal products; and The Lubrizol Corp., a manufacturer of specialty chemicals.

William W. Colville, age 68, has been a director of Nordson since 1988. He was Senior Vice President — Law, General Counsel and Secretary of Owens-Corning Fiberglas Corp. from 1984 until December 1994 and served as a legal consultant to Owens-Corning from January 1995 until October 2000. Owens-Corning manufactures glass fiber products and related materials. Mr. Colville is a director of Owens-Corning.

Edward P. Campbell, age 53, has been a director of Nordson since 1996. He has served as President and Chief Executive Officer of Nordson since November 1, 1997 and was President and Chief Operating Officer of Nordson from August 1996 to October 1997. He is a director of KeyCorp, a financial services company, and OMNOVA Solutions, Inc., a manufacturer of specialty chemicals, emulsion polymers and decorative and building products.

Dr. David W. Ignat, age 61, has been a director since March 2002 and was the Scientific Editor and General Manager of “Nuclear Fusion,” a research journal published by the International Atomic Energy Agency, from 1996 through 1999. From 1999 through 2001, he was a consultant to the Princeton Plasma Physics Laboratory, Princeton University. Dr. Ignat is the nephew of Eric Nord.

Present Directors Whose Terms Expire in 2005

Dr. Glenn R. Brown, age 72, has been a director of Nordson since 1986. Dr. Brown is President and a member of the Board of Directors of The Generation Foundation, a tax-exempt public charity whose mission is to invest cooperatively in economic and technological initiatives to support employment growth, community development and revitalization in the Greater Cleveland, Ohio area. He was Science Advisor to the Governor of the State of Ohio from July 1996 to January 2001. He is also a retired Senior Vice President and a former director of The Standard Oil Company.

Eric T. Nord, age 85, has been a director of Nordson or its predecessor since 1941. He served as Chairman of the Board of Nordson from 1967 to October 1997. Eric Nord is Dr. Ignat’s uncle.

Peter S. Hellman, age 53, has been a director of Nordson since May 2001. Mr. Hellman has served as Executive Vice President and Chief Financial and Administrative Officer of Nordson since February 2000. From 1995 through February 1999, Mr. Hellman was President and Chief Operating Officer of TRW Inc., where he also served on its board of directors and as a member of the management committee. TRW was a provider of advanced technology products and services for the automotive, aerospace and information systems markets. Mr. Hellman serves as a director of Qwest Communications International Inc., a global leader in broadband internet-based communications.

Mary G. Puma, age 45, has been a director of Nordson since July 2001 and is President and Chief Executive Officer of Axcelis Technologies, Inc., a producer of ion implantation equipment used in the semiconductor manufacturing industry. Previous to her election as President and Chief Executive Officer of Axcelis in January 2002, Ms. Puma served as Axcelis’ President and Chief Operating Officer from May 2000 to January 2002 and as Vice President of Axcelis from February 1999 to May 2000. From January 1998 to February 1999, Ms. Puma was General Manager and Vice President of Eaton Corporation’s Implant Systems Division and from May 1996 through December 1997 was General Manager of Eaton’s Commercial Controls Division. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Ms. Puma is also a director of Axcelis.

Joseph P. Keithley, age 54, has been a director of Nordson since July 2001 and is Chairman of the Board, President and Chief Executive Officer of Keithley Instruments, Inc., a provider of measurement solutions to the semiconductor, fiber optics, telecommunications and electronics industries. He has served as Chairman of the Board of Keithley Instruments since 1991, as CEO since 1993 and as President since 1994. Mr. Keithley is also a director of Brush Engineered Materials, Inc., a producer and supplier of beryllium and related products, specialty metal systems and precious metal products.

Present Directors Whose Terms Expire in 2004

William D. Ginn, age 79, has been a director of Nordson since 1959. Mr. Ginn is a retired Partner with the law firm of Thompson Hine LLP. Thompson Hine LLP has in the past provided and continues to provide legal services to Nordson.

Stephen R. Hardis, age 67, has been a director of Nordson since 1984. He served as Chairman and Chief Executive Officer of Eaton Corporation from January 1996 through July 2000. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Mr. Hardis is a director of Lexmark International, Inc., a manufacturer and seller of computer printer products; Marsh & McLennan Cos., a provider of insurance and reinsurance, consulting, and investment advisory and management services; American Greetings Corporation, a creator, manufacturer and distributor of greeting cards and special occasion products; The Progressive Corporation, an insurance holding company; STERIS Corporation, a maker of technologies to control infection and contamination; Apogent Technologies Inc., a developer and manufacturer of products for the labware and life sciences, clinical diagnostics and laboratory equipment industries; and is Chairman of the Board of Axcelis Technologies, Inc., a producer of ion implantation equipment used in the semiconductor manufacturing industry.

William L. Robinson, age 61, has been a director of Nordson since 1995 and, for the last five years, has been a professor of law at the University of the District of Columbia’s David A. Clarke School of Law. In 2000, Mr. Robinson was a visiting professor of law at the University of Maryland School of Law. In 1998 and 1999, he was a visiting professor of law at the CUNY School of Law at Queens College in Flushing, New York. Mr. Robinson served as Dean of the University of the District of Columbia School of Law from 1988 to 1998.

Benedict P. Rosen, age 66, has been a director of Nordson since January 1999. He has served as Chairman of AVX Corporation since July 1997 and was Chief Executive Officer of AVX Corporation from July 1997 through July 2001. AVX is an international producer of electronic components. Mr. Rosen is also a director of Aerovox Corporation, a supplier of film, paper and aluminum electrolytic capacitors.

Corporate Governance, Committees of the Board of Directors, and Attendance

The Board of Directors has adopted the Nordson Corporation Governance Guidelines (“Guidelines”). These Guidelines are attached to this Proxy Statement as Appendix A. The Board of Directors has also elected Mr. Madar as Presiding Director for Executive Sessions of the Board of Directors.

The Audit Committee presently consists of five members, Messrs. Ginn, Madar, Robinson and Drs. Brown and Ignat. The Company’s securities are quoted on the National Association of Securities Dealers Automated Quotations National Market System. All members of the Audit Committee meet the independence standards of the National Association of Securities Dealers (“NASD”). The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson’s systems of internal accounting control. The Committee also is responsible for (i) the appointment, compensation, and oversight of the independent auditors for each fiscal year, (ii) the approval of all permissible non-audit services to be performed by the independent auditors, (iii) the establishment of procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (iv) the approval of all related-party transactions. A more detailed discussion of the purposes, duties, and responsibilities of the Audit Committee is found in the Committee’s charter included in this Proxy Statement as Attachment 1 to the Guidelines. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board of Directors is attached to this Proxy Statement as Appendix B. The Audit Committee met five times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Colville, Hardis, Keithley, Nord, Rosen and Ms. Puma. All members of the Compensation Committee meet the NASD independence standards. The Compensation Committee is responsible for approving executive officer compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers including Nordson’s 1993 Long-Term Performance Plan, as amended (the “Performance Plan”), 1995 Management Incentive Compensation Plan (the “Bonus Plan”), Deferred Compensation Plan, and Long-Term Incentive Plan. The Committee also administers employee stock plans and other benefit plans, including the Company’s Excess Defined Benefit Pension Plan and Excess Defined Contribution Retirement Plan. A more detailed discussion of the purposes, duties, and responsibilities of the Compensation Committee is found in the Committee’s charter included in this Proxy Statement as Attachment 2 to the Guidelines. During the last fiscal year, the Compensation Committee met seven times.

The present members of the Governance and Nominating Committee, formerly the Nominating Committee, are Messrs. Hardis, Madar, Nord and Dr. Brown. All members of the Governance and Nominating Committee meet the NASD independence standards. The purpose of the Governance and Nominating Committee is to ensure that the Board of Directors and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to shareholders and the Company. A more detailed discussion of the purposes, duties, and responsibilities of the Governance and Nominating Committee is found in the Committee’s charter included in this Proxy Statement as Attachment 3 to the Guidelines. A shareholder who wishes to suggest a director candidate for consideration by the Governance and Nominating Committee should send a resume of the candidate’s business experience and background to Mr. Nord at Nordson. The Governance and Nominating Committee did not meet in the last fiscal year.

During the last fiscal year each director attended at least seventy-five percent of the meetings of the Board of Directors and of the committees on which he or she served.

Compensation of Directors

Nordson pays the Chairman of the Board of Directors a fee of $13,750 per quarter and $2,000 for each Board meeting attended. Nordson pays other non-employee directors a fee of $6,875 per quarter, and $1,000 for each Board meeting attended. Each non-employee director is also paid $1,000 for each committee meeting attended, with an additional $750 per quarter for committee chairpersons.

Directors may defer all or part of their fees until retirement under the Performance Plan. The fees may be deferred as cash and credited with interest at a U.S. Treasury rate, or they may be translated into stock equivalents based on the market price of Nordson Common Shares when the fees are earned and credited with additional stock equivalents when dividends are paid.

Each non-employee director was granted a director option on March 10, 1992 and March 13, 1997. Beginning in 1997, non-employee directors have been granted an option annually.

Ownership of Nordson Common Shares

The following table shows the number and percent of Nordson Common Shares beneficially owned on January 10, 2003 by each of the directors, including nominees; each of the executive officers named in the Summary Compensation Table set forth on page 10; any persons known to Nordson to be the beneficial owner of more than 5% of Nordson Common Shares; and by all directors and executive officers as a group.

Name	Number of Shares (1)	Percent

Dr. Glenn R. Brown	48,037	.1
Edward P. Campbell (2)	734,738	2.1
William W. Colville	40,300	.1
William D. Ginn (3)(5)(6)	548,444	1.6
Stephen R. Hardis	77,789	.2
Peter S. Hellman (2)	158,060	.5
Dr. David W. Ignat	1,653,546	4.9
Joseph P. Keithley	4,919	*
William P. Madar	738,549	2.2
Eric T. Nord (5)(7)	3,912,551	11.6
Evan W. Nord (4)(7)(8)(9)	5,024,690	14.9
Mary G. Puma	4,809	*
William L. Robinson	24,033	*
Benedict P. Rosen	22,504	*
Donald J. McLane (2)	309,456	.9
Michael Groos (2)	200,469	.6
Mark G. Gacka (2)	160,553	.5
All directors and executive officers as a group (19 people) (10)	8,653,973	24.1

*	Less than 0.1%.

(1)	Except as otherwise stated in notes (2) through (10) below, beneficial ownership of the shares held by each of the directors, executive officers and affiliates consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the director, executive officer or affiliate. Beneficial ownership of the shares held by the non-employee directors and Evan Nord (a former director) includes the right to acquire shares on or before March 11, 2003 under the Director Option provisions of the Performance Plan and the Directors Deferred Compensation provisions of the Performance Plan in the following amounts: Dr. Brown, 43,137 shares; Mr. Colville,

36,355 shares; Mr. Ginn, 0 shares; Mr. Hardis, 53,789 shares; Dr. Ignat, 3,808 shares; Mr. Keithley, 4,919 shares; Mr. Madar, 13,445 shares; Eric Nord, 45,839 shares; Evan Nord, 29,678 shares; Ms. Puma, 4,809 shares; Mr. Robinson, 24,033 shares; and Mr. Rosen, 20,452 shares. In addition, Mr. Madar has the right to acquire 430,000 shares on or before March 11, 2003 under stock option plans of the Company.

(2)	These include the right to acquire shares on or before March 11, 2003 in amounts as follows: Mr. Campbell, 687,756 shares; Mr. Hellman, 140,000 shares; Mr. McLane, 248,000 shares; Mr. Groos, 199,967 shares; and Mr. Gacka, 134,000 shares.

(3)	These include 113,608 shares held by Mr. Ginn as trustee of various trusts for the grandchildren of Eric Nord.

(4)	These include 632,116 shares held by The Nord Family Foundation. As a trustee of this foundation, Evan Nord has shared voting power and shared investment power with respect to these shares.

(5)	These include 360,000 shares held by the Eric and Jane Nord Foundation. As trustees of this foundation, Eric Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(6)	These include 12,000 shares held by the Ginn Family Fund. As a trustee of this fund, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(7)	These include 2,005,560 shares held by Eric Nord and Evan Nord as testamentary trustees under the will of Walter G. Nord, the founder of Nordson. Eric Nord and Evan Nord have shared voting power and shared investment power with respect to these shares.

(8)	These include 1,000,000 shares held by the Cynthia W. Nord Charitable Remainder Unitrust and 1,000,000 shares held by the Evan W. Nord Charitable Remainder Unitrust. As trust advisor of those trusts, Evan Nord has voting power with respect to these shares.

(9)	Evan Nord is a co-founder and former officer and director of Nordson and is beneficial owner of more than 5% of Nordson’s Common Shares. His mailing address is PO Box 1330, Columbia, South Carolina 29202-1330.

(10)	Beneficial ownership of the shares held by each of the directors and executive officers as a group consists of sole voting power with respect to 12,000 shares, sole voting and sole investment power with respect to 3,975,694 shares, shared voting power and shared investment power with respect to 2,377,560 shares, and the right to acquire 2,288,719 shares on or before March 11, 2003.

As of January 10, 2003, present and former directors, officers and employees of Nordson and their families beneficially owned over 18.4 million Nordson Common Shares, representing 55% of the outstanding shares. Nordson is party to an agreement that, with some exceptions, gives Nordson a right of first refusal with respect to proposed sales of Nordson Common Shares by Evan Nord and Eric Nord, individually or as testamentary trustees, Mr. Ginn, as trustee, and The Nord Family Foundation. Except as described in the above table, to the best of Nordson’s knowledge, no person beneficially owns more than 5% of the outstanding Nordson Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Nordson and persons who own more than ten percent of Nordson’s Common Shares to file reports of ownership and changes in ownership of Nordson Common Shares held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

Based on its review of these reports, the Company believes that, during the fiscal year ended November 3, 2002, all reports were filed on a timely basis by reporting persons except for a filing by Mr. Colville, with respect to an undirected sale of 1,400 shares during a rebalancing of Mr. Colville’s IRA and a filing by Evan Nord, a ten percent beneficial owner, with respect to an open-market purchase of 2,200 shares on September 6, 2002 where the filing was one day late.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors, each member of which satisfies the independence standards of the National Association of Securities Dealers, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers (“Officers”). The Committee also administers employee stock plans and certain other benefit plans.

The Committee and the Board believe that the executive management compensation program should support the goals and objectives of the Company. These goals and objectives should balance the importance of annual financial performance with the equally important creation and protection of long-term fundamentals which support long-term growth and profitability.

Nordson’s executive management compensation program:

—	establishes compensation performance objectives that are directly linked to corporate goals;

—	provides a high degree of leverage between compensation and corporate performance;

—	creates long-term incentives directly linked to shareholder returns; and

—	is designed to attract, retain and motivate key executives.

For 2002 the Company’s executive compensation program consisted of base salary, annual cash bonuses, long-term incentive cash awards and stock option awards. All of these components are designed with the objective of attracting and retaining executives and motivating management to meet and exceed Company growth and profitability goals. In determining the total amount and mix of the compensation package for each Officer, the Committee utilizes external competitive information provided by executive compensation consultants. The Committee also considers the overall value to the Company of each Officer based upon individual performance and past and expected contribution by each Officer toward the achievement of the Company’s performance goals.

In 2002, the Committee used a peer group of nineteen capital equipment companies with sales of between $400 million and $1.9 billion. This peer group of companies represents companies that would compete for Nordson executive talent or be a source from which future executives might be recruited.

This peer group of companies is not identical to the companies included in the indices used in the performance graph appearing on page 15. Nordson believes that these indices are a useful comparison for purposes of comparing Nordson’s share price performance to the performance of a broad group of comparable companies. However, the companies included in these indices are not necessarily companies with which Nordson competes for executive talent or that would be a source from which future executives may be recruited, and are therefore an inappropriate group of companies for purposes of establishing compensation levels.

Total Cash Compensation

The cash compensation program is designed to provide each Officer with varying amounts of total cash compensation depending upon both the individual performance of the Officer and the financial performance of Nordson compared to the financial performance of the peer group of companies. The intent is to establish a direct correlation between Nordson’s financial performance and Officer compensation such that the percentile ranking of Officer total cash compensation will generally correlate with the percentile ranking of Nordson’s performance.

This correlation is established by setting Officer base salaries at approximately the median of peer group base salaries, and varying the annual cash bonus awards according to the financial performance of Nordson and the individual performance of each Officer. Although the annual cash bonus awards are generally set based upon the degree to which Nordson met its financial targets and individual Officers met their performance targets, these targets and the corresponding bonus payments are periodically calibrated so as to have Officer total cash compensation at various levels of performance generally correlate with peer group compensation and performance.

Base Salary

Officer base salaries are targeted at approximately the 50th percentile salary for similar positions within the peer group of companies. The Committee reviews the competitiveness of the base salary of each Officer annually and, if appropriate, salaries are changed based upon individual performance, competitive position and salary practices of the peer group companies.

Annual Cash Bonus

Officer annual bonuses are funded primarily based upon corporate and individual performance. In making awards under the Bonus Plan for any particular year, the Committee may, however, choose to modify targets, change payment levels or otherwise exercise discretion to reflect the external economic environment and individual or Company performance.

For the 2002 Bonus Plan, the Board of Directors and the Committee set both quantitative and qualitative targets including the reduction of the debt leverage of the Company through aggressive management of working capital, expense control in light of the difficult economic environment, and the implementation of Lean as an operating strategy.

In response to a very difficult environment for capital equipment and the lower levels of revenue earned by the Company in 2002, management took aggressive action to control expenses and significantly reduce outstanding debt. Record cash flow was generated. The introduction of a variety of important new products was also completed. After considering performance against Plan goals and other factors, the Committee approved cash bonus awards for Officers as indicated in the Summary Compensation Table.

Long Term Incentives

Long-term incentives consist of stock options and cash awards granted under the Performance Plan. The Committee believes that through the use of stock options and performance-based cash awards, Officer interests are directly tied with those of the Company’s shareholders.

Officers are issued stock option grants annually with an exercise price equal to the fair market value of the shares on the date of grant. These options are not fully exercisable until four years following the date of grant and expire in ten years, to reinforce a long-term perspective and to help retain key executives.

Officers receive cash awards based solely on corporate performance targets over three-year performance periods. Cash awards vary if predetermined threshold, target and maximum performance levels are achieved at the end of a performance period. No payout will occur unless the Company achieves certain threshold performance objectives. The Committee may, however, choose to modify targets, change payment levels or otherwise exercise discretion to reflect the external economic environment and individual or Company performance. The Committee chooses specific measures for each successive three-year performance period. For the 2002-2004 performance period, the Committee established performance measures applicable to all Officers based on earnings per share growth and inventory reduction.

Deferred Compensation Plan

The Deferred Compensation Plan provides Officers and key employees of Nordson with an opportunity to defer receipt of fiscal year cash compensation (base salary and incentive compensation) and restricted stock granted under the Performance Plan. The Chief Executive Officer recommends participants in the Plan to the Committee for approval. Once approved, participants may then elect to defer all or part of their cash compensation (base salary and incentive compensation) for the relevant fiscal year or receipt of restricted stock granted under the Performance Plan for a period of years or until retirement. Participants can select from a variety of investment funds from which the earnings on their deferred compensation account will be determined.

Chief Executive Officer Compensation

The 2002 compensation for Mr. Campbell was earned pursuant to the arrangements described above. The Committee approved a 2002 base salary increase for Mr. Campbell after considering both his overall performance in this key strategic leadership role and the competitiveness of his base salary in comparison to the marketplace.

In determining the annual bonus to be paid to Mr. Campbell, the Committee considered Company performance against the corporate financial measures of return on total invested capital and earnings per share. The Committee also evaluated Mr. Campbell’s performance against predetermined qualitative measures including the reduction of debt leverage, expense control and cash flow. His bonus payment reflects his strong performance in significantly reducing total debt and tight expense control resulting in record cash flow in spite of a very tough environment for capital equipment companies.

Mr. Campbell was granted stock options and long-term incentive units based upon the factors described in earlier sections of this report. The Committee set a target for long-term incentives for Mr. Campbell to be at approximately the 65th percentile granted to other chief executive officers at peer group companies. His fiscal year 2002 stock option and long-term cash incentives compared appropriately to the established target.

Deduction Limitation on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, precludes a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain of the Officers. No Officers of Nordson received compensation in excess of $1 million in 2002. The Committee will continue to monitor its compensation policy for deductibility under Section 162(m).

Compensation Committee of the Board of Directors:

William W. Colville, Chairman
Stephen R. Hardis
Joseph P. Keithley
Eric T. Nord
Mary G. Puma
Benedict P. Rosen

February 4, 2003

Summary Compensation Table

The following table sets forth individual compensation information for Edward P. Campbell and the four other most highly compensated Officers whose total annual salary and bonus for the fiscal year ended November 3, 2002 exceeded $100,000:

		Annual Compensation

				Other
Name				Annual
And Principal		Salary	Bonus	Compensation
Position	Year	($)	($)	($)

Edward P. Campbell President & Chief Executive Officer	2002	610,500	350,000	0
	2001	590,000	0	0
	2000	560,000	650,000	0

Peter S. Hellman Executive Vice President & Chief Financial & Administrative Officer	2002	433,500	197,000	0
	2001	420,000	0	0
	2000	284,615	269,295	0
Donald J. McLane Senior Vice President	2002	310,500	147,000	0
	2001	300,000	0	0
	2000	280,000	280,000	0

Michael Groos (3) Vice President	2002	261,144	124,461	0
	2001	244,292	0	0
	2000	234,640	145,138	0

Mark G. Gacka Vice President	2002	264,500	117,000	0
	2001	255,000	0	0
	2000	244,000	219,027	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation
	Awards

Name	Restricted		All Other
And Principal	Stock Awards	Options/	Compensation
Position	($) (1)	SARs (#)	($) (2)

Edward P. Campbell President & Chief Executive Officer	0	192,000	38,355
	0	192,000	27,598
	0	150,000	73,083
Peter S. Hellman Executive Vice President & Chief Financial & Administrative Officer	0	80,000	8,523
	0	80,000	2,019
	233,280	80,000	12,133
Donald J. McLane Senior Vice President	0	52,000	17,926
	0	52,000	12,517
	0	60,000	33,180
Michael Groos (3) Vice President	0	40,000	0
	0	40,000	0
	0	44,000	0
Mark G. Gacka Vice President	0	36,000	14,690
	0	36,000	10,698
	0	44,000	28,010

(1)	Amounts reported represent the dollar value on the date of grant of 12,000 shares for Mr. Hellman.

(2)	Includes in each case, employer matching and allocations made to the Nordson Corporation Employees’ Savings Trust Plan and Supplemental Plan, and the Deferred Compensation Plan as follows: Mr. Campbell, $38,355; Mr. Hellman, $8,523; Mr. McLane, $17,926; and Mr. Gacka, $14,690, respectively. Mr. Groos does not participate in these Plans.

(3)	Mr. Groos’ salary and bonus are stated in U.S. dollars and reflect the average annual Euro for FY 2002 and German Deutsche Mark for FY 2001 and 2000 exchange rate in effect during each of the fiscal years noted.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding individual grants of stock options/SARs made during the fiscal year ended November 3, 2002 to each Officer named in the Summary Compensation Table:

	Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (1) (2)	Fiscal Year	($/Share)	Date	($) (3)

Edward P. Campbell	192,000	24.7%	23.07	11/5/2011	1,171,200
Peter S. Hellman	80,000	10.3%	23.07	11/5/2011	488,000
Donald J. McLane	52,000	6.7%	23.07	11/5/2011	317,200
Michael Groos	40,000	5.2%	23.07	11/5/2011	244,000
Mark G. Gacka	36,000	4.6%	23.07	11/5/2011	219,600

(1)	All options become exercisable beginning one year after grant date at 25% per year on a cumulative basis. The exercise price was equal to the fair market value on the date of grant. The exercise price and tax withholding obligations related to the exercise may be paid by cash, delivery of currently-owned shares, by offset of the underlying shares, or any combination thereof.

(2)	No stock appreciation rights (“SARs”) were granted to any employee other than stock appreciation rights (“Limited Rights”) that become exercisable only upon the occurrence of a change in control of Nordson.

(3)	These values were calculated using a Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The actual value, if any, an Officer may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an Officer will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in these calculations:

(a) Expected life of option: 7.0 years;

(b) Volatility factor: 26.2%;

(c) Assumed risk-free rate of interest: 4.07%

(d) Assumed dividend yield: 2.4%;

(e)	No reduction in the value calculated has been made for possible forfeitures.

Long-Term Incentive Compensation

The following table sets forth information concerning the Company’s Long-Term Incentive Plan for the 2002-2004 performance period. For the 2002-2004 performance period, the Committee established performance measures based on earnings per share growth and inventory reduction.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated future payouts under non-
		Performance or	stock price-based plans
	Number of	other period until
	shares, units or	maturation or	Threshold	Target	Maximum
Name	other rights (#)	payout	(#)	(#)	(#)

Edward P. Campbell	32,500	2002-2004	0	32,500	65,000
Peter S. Hellman	14,500	2002-2004	0	14,500	29,000
Donald J. McLane	7,000	2002-2004	0	7,000	14,000
Michael Groos	4,800	2002-2004	0	4,800	9,600
Mark G. Gacka	4,400	2002-2004	0	4,400	8,800

For the Long-Term Incentive Plan 2001-2003 performance period, the Compensation Committee established performance measures based on earnings per share growth and economic value added. Messrs. Campbell, Hellman, McLane, Groos and Gacka are participants in the Long-Term Incentive Plan for the 2001-2003 performance period.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information regarding each exercise of stock options/SARs during the fiscal year ended November 3, 2002, by each Officer named in the Summary Compensation Table, and the value of unexercised stock options/SARs held by each Officer named in the Summary Compensation Table:

					Value of
			Number of		Unexercised
	Number of		Unexercised		In-the-Money
	Securities		Options/SARs at		Options/SARs at
	Underlying	Value	FY-End (#)		FY-End(2) ($)
	Options/SARs	Realized	Exercisable/		Exercisable/
Name	Exercised	(1) ($)	Unexercisable		Unexercisable

Edward P. Campbell	62,744	264,423	591,756	E	1,186,375	E
			373,500	U	768,525	U
Peter S. Hellman	0	0	20,000	E	0	E
			220,000	U	717,600	U
Donald J. McLane	39,000	198,780	222,000	E	412,750	E
			106,000	U	228,050	U
Michael Groos	0	0	180,156	E	363,430	E
			81,000	U	173,210	U
Mark G. Gacka	4,800	20,064	116,000	E	335,590	E
			74,000	U	160,410	U

(1)	Represents the difference between the option exercise price and the last sales price of a common share on the Nasdaq National Market System on the date prior to exercise.

(2)	Based on the last sales price of Nordson Common Shares of $26.27 on the Nasdaq National Market System on November 1, 2002. The ultimate realization of profit on the sale of the shares underlying such options is dependent upon the market price of such shares on the date of sale.

Salaried Employees’ Pension Plan

Benefits under the Salaried Employees’ Pension Plan are based on average annual compensation (salaries, commissions and incentive bonuses) for the highest 5 years during the last 10 years of employment prior to retirement. The following table shows the annual benefit payable under the Plan at age 65.

Final
Average	Years of Benefit Service
Annual
Compensation	10	15	20	25	30

$100,000	11,692	17,600	23,384	29,232	35,080
200,000	30,024	45,040	60,047	75,064	90,080
300,000	48,755	73,140	97,510	121,895	145,080
400,000	66,687	100,040	133,373	166,727	200,080
500,000	85,018	127,540	170,036	212,558	255,080
700,000	121,681	182,540	243,362	304,221	365,080
900,000	158,344	237,540	316,688	355,886	475,080
1,100,000	195,007	292,540	390,014	487,547	585,080
1,300,000	231,670	347,540	463,340	579,210	695,080
1,500,000	268,333	402,540	536,666	670,873	805,080
1,700,000	304,996	457,540	609,992	762,536	915,080
1,900,000	341,658	512,538	683,316	854,196	1,025,080
2,000,000	359,991	540,040	719,981	900,031	1,080,080

The amounts shown in the table represent the annual benefit (after reduction for Social Security payments) payable to an employee for life. Certain surviving spouse benefits are also available under the Plan, as well as early retirement benefits. The table has been prepared without regard to benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The years of benefit service credited under the Plan as of November 3, 2002 for the Officers named in the Summary Compensation Table who continue to participate in the Plan are as follows: Mr. Campbell – 14 years; Mr. Hellman – 2 years; Mr. McLane – 27 years; and Mr. Gacka – 23 years. Mr. Groos is not included in the pension plan described above but is covered by a pension arrangement that is specific to Nordson Deutschland GmbH, a wholly owned subsidiary of the Company.

Excess Defined Benefit Pension Plan and Excess Defined Contribution Retirement Plan

The Internal Revenue Code limits the benefits provided under the Salaried Employees’ Pension Plan, the amount that an employee can contribute to the Employees’ Savings Trust Plan, and the amount that Nordson can contribute on behalf of an employee under the Employees’ Savings Trust Plan and the Employee Stock Ownership Plan, which was merged into the Employees’ Savings Trust Plan, and became a separate fund within that Plan, in October 2000.

The Excess Defined Benefit Pension Plan provides for the payment, out of Nordson’s general funds, of the amount by which certain participants’ benefits under the Salaried Employees’ Pension Plan would exceed the limitations applicable to that Plan. The terms of payment under the Excess Defined Benefit Pension Plan are the same as those under the Salaried Employees’ Pension Plan.

The table above does not reflect benefit limitations imposed by the Internal Revenue Code, and shows the aggregate annual pension benefits payable under both the Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan.

The Excess Defined Contribution Retirement Plan provides for the payment, out of Nordson’s general funds, of the amount by which the participant’s contributions under the Employees’ Savings Trust Plan and Nordson’s contributions to the Employees’ Savings Trust Plan and the Employee Stock Ownership Plan would exceed the limitations applicable to those Plans. Salaried employees who are designated by the Committee and who participate in the Employees’ Savings Trust Plan are eligible to participate in the

Excess Defined Contribution Retirement Plan. Benefits under the Excess Defined Contribution Retirement Plan resulting from the Internal Revenue Code limitations applicable to the Employees’ Savings Trust Plan will be paid in cash. Payments may be made either in lump sum or in monthly installments over a two-year period. The Compensation Committee administers the Excess Defined Contribution Retirement Plan.

The portions of Nordson’s contributions under the Excess Defined Contribution Retirement Plan allocated to the accounts of the Officers named in the Summary Compensation Table, except Mr. Groos who does not participate in this Plan, and to all current Officers as a group during the fiscal year ended November 3, 2002 are as follows: Mr. Campbell – $33,255; Mr. Hellman – $137; Mr. McLane – $12,826; Mr. Gacka – $9,590; and all current Officers as a group – $76,591.

Performance Graph

The following is a graph which compares the five-year cumulative return from investing $100 on October 31, 1997 in each of Nordson Common Shares, the S&P MidCap 400 Index and the S&P MidCap 400 Industrial Machinery Index (formerly known as the S&P MidCap 400 Manufacturing Specialized Index), with dividends assumed to be reinvested.

TOTAL SHAREHOLDER RETURNS

INDEXED RETURNS

	10/97	10/98	10/99	10/00	10/01	10/02
NORDSON CORPORATION	100.00	92.00	92.60	122.50	97,77	115.49
S&P MIDCAP 400	100.00	110.40	133.99	154.95	157.65	130.55
S&P MIDCAP 400 INDUSTRIAL MACHINERY	100.00	79.90	88.16	94.57	99.67	90.89

Assumes $100 invested on October 31, 1997 in Nordson Common Shares, the S&P MidCap 400 Index, and the S&P MidCap 400 Industrial Machinery Index. Total return assumes reinvestment of dividends.

Agreements with Officers and Directors

Nordson has agreed to provide Mr. Campbell with supplemental pension benefits in order to restore some of the benefits he would have received if he had remained with his former employer. Mr. Campbell will be a participant in the Salaried Employees’ Pension Plan described on page 13, but his benefits under this plan will be modified to recognize his prior service with his former employer. His “average annual compensation” under this plan will be determined as the average of his compensation during his 36 consecutive highest paid months (instead of 60), and he will be eligible for the full pension benefit at age 60. He may retire prior to age 60 commencing at age 55, but his benefit will be reduced 5% per year for retirement before age 60. His benefit will also be reduced by the amount of any pension benefit payment he receives from the pension plan of his former employer. Mr. Campbell had 11 years of employment with his former employer.

On October 30, 1998 the Committee approved Employment Agreements with the Officers that would be effective upon a change in control of the Company. These agreements specify events constituting a change in control, as well as certain circumstances in which a change in control may be “undone.”

Upon the occurrence of a change in control, the agreements will provide for a 24 month contract period during which the Officer is to hold substantially the same position with the same duties and responsibilities as immediately prior to the change in control. Each agreement will provide that total compensation is to continue during the contract period at a level not less than the level in effect immediately prior to the change in control (or on the date two years prior to the change in control, if higher) and for continued participation in benefit plans applicable to executive personnel.

In addition, if following a change in control the Officer’s employment is terminated by the Company without cause or by the executive for “good reason” (even if termination occurs after expiration of the 24 month contract period), then the Officer is to be provided supplemental retirement benefits which reflect an additional five years of age and service credit under the Company’s Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan, if the Officer is eligible to participate in that Plan.

Further, if the Officer’s employment is terminated without cause or by the Officer for “good reason” during the 24 month contract period, the Officer will receive severance compensation until the later of the expiration of the 24 month contract period or the date which is not less than twelve months (24 months for Mr. Campbell) after the termination of employment. Total compensation is to be continued in effect as well as coverage under certain of the Company’s benefit plans, including continued service credit under the Company’s Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan, if applicable.

An Officer is to use reasonable efforts to seek other suitable employment, and the Company’s obligation to provide continued payments of total compensation and benefits is offset in some circumstances by compensation and benefits provided by a subsequent employer.

As a condition of receiving payments, the Officer must not disclose confidential information relating to the Company or its business and is subject to certain noncompetition restrictions.

The agreements also provide for a tax gross-up payment to any Officer, in the event payments under the agreements are deemed excess parachute payments under applicable tax regulations and require the payment of excise taxes, in such amounts as are necessary to place the Officer in the same position as if such tax were not imposed.

Compensation Committee Interlocks and Insider Participation

Eric Nord, who serves on the Compensation Committee, was formerly President and Chief Executive Officer of the Company.

INDEPENDENT AUDITORS

Ernst & Young LLP has been appointed as Nordson’s independent auditors for the fiscal year ending November 2, 2003. Ernst & Young LLP or a predecessor has served as Nordson’s independent auditors since 1935. A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of Nordson’s financial statements and records for the fiscal year ended November 3, 2002.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst &Young LLP for the fiscal year ended November 3, 2002:

Audit Fees (1)	$595,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$683,000

(1)	Audit services of Ernst & Young LLP consisted of the audit of the annual consolidated financial statements of the Company and the quarterly review of interim financial statements.

(2)	Fees for all other services included audit related services of $384,000 and tax related services of $299,000. Audit related services generally include fees for statutory, employee benefit plan, and internal audits, business acquisitions, accounting consultations, and Securities and Exchange Commission registration statements. Tax related services generally include fees for tax compliance and consulting.

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on January 10, 2003 are entitled to vote at the meeting. On that date, a total of 33,645,352 Nordson Common Shares were outstanding. Each share is entitled to one vote.

Voting for directors will be cumulative if any shareholder gives notice in writing to the President, a Vice President or the Secretary of Nordson at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, Nordson’s shareholders will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that each shareholder is voting. Nordson’s shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected if they receive the greatest number of votes of shareholders of the corporation present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the corporation. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

If any of the nominees listed on page 2 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that any nominee will be unable or will decline to serve as a director.

The Board of Directors knows of no other matters that will be presented at the meeting other than the election of directors. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to Nordson for receipt on or before October 7, 2003. Additionally, a shareholder may submit a proposal for consideration at next year’s Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if that proposal is submitted no earlier than December 7, 2003 and no later than January 6, 2004. For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of Nordson’s Regulations, not just the timeliness requirements described above.

Nordson will bear the expense of preparing, printing and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Nordson may request proxies by telephone or in person. Nordson will ask custodians, nominees and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. Nordson will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Nordson’s Annual Report to Shareholders, including financial statements for the fiscal year ended November 3, 2002, is being mailed to shareholders of record with this Proxy Statement.

For the Board of Directors

ROBERT E. VEILLETTE
Secretary

February 4, 2003

APPENDIX A

NORDSON CORPORATION

GOVERNANCE GUIDELINES

The following Governance Guidelines (“Guidelines”), along with the charters of the Committees of the Board of Directors, provide the framework for the governance of Nordson Corporation.

1.	Composition

The Board of Directors is classified, with two classes of four Directors and one class of five Directors. The number of Directors may be changed by the shareholders or by a vote of the majority of Directors then in office. Directors are elected for three-year terms and the terms of each of the classes expire in consecutive years. Directors may be added to a class and in such case, will hold office for the remainder of the term in office of that class. In the event of a vacancy in the Board of Directors, the Directors then in office may elect a Director to serve the remainder of the term of a Director whose resignation, removal, or death resulted in the vacancy. A majority of the Directors must meet the National Association of Securities Dealers (“NASD”) standards for independence.

The Board should represent a broad spectrum of individuals with experience who are able to contribute to the success of the Company. To that end, the Board should seek candidates having (a) deep concern for society and a view of the role of a corporation in society which is consistent with the traditional values of the Company, (b) senior operating experience with industrial corporations, and (c) a broad understanding of and direct experience in international business. Consideration of potential new members should include the issues of independence, diversity, and skills necessary to the perceived needs of the Board at a particular time.

The Governance and Nominating Committee of the Board of Directors will arrange for orientation for new directors and Directors will engage in continuing education programs as deemed necessary by the Committee.

2.	Meetings

The Board holds an organizational meeting after each Annual Meeting of Shareholders at which time officers are elected. The Annual Meeting and the Organizational Meeting of the Board are held between February 15 and March 15 of each year. Otherwise, the Board may establish regular meetings at such times and places as it may decide. Board of Directors meetings are generally held five times each year in the months of January, March (in conjunction with the Annual Meeting), May, July and October, subject to availability of Directors. Dates are determined in advance. A majority of Directors then in office constitutes a quorum for Board of Directors meetings. Several meetings during each year are preceded or followed by an Audit and/or Compensation Committee Meeting.

The Chairperson of the Board and the Chief Executive Officer (if the Chairperson is not the Chief Executive Officer) will establish the agenda for each Board meeting. Each Director is free to suggest the inclusion of item(s) on the agenda.

Information and data that is important to the Board’s understanding of the Company’s business will be distributed in writing to the Board before each Board of Directors meeting. Management will make every attempt to see that this material is as brief as possible while still providing the desired information.

3.	Meeting Attendance

Directors are expected to attend all Board of Directors meetings and meetings of Committees on which the Director serves. If a Director determines that it is not possible to attend a meeting, the Director is expected to give notice of that fact as early as practicable. If a Director cannot attend a Board meeting due to an inability to be at the site of that meeting but is otherwise able to participate, it may be possible for the Director to participate by telephone if advance arrangements are made. Proxy rules require the Company to identify in the Proxy those Directors who did not attend 75% of the scheduled Directors’ meetings and any meetings of Committees on which the Director serves.

4.	Committees

The Board may establish an Executive Committee, a Finance Committee, or other committees each consisting of not less than three Directors. Directors are expected to serve on one or more committees and where feasible, to rotate such service among the various committees as members and Chairpersons on a periodic basis. The Board of Directors acting on the recommendation of the Governance and Nominating Committee will determine the appropriate period of service for Committee members and Chairpersons.

Currently, the Board has established four standing committees:

A. Audit Committee: The Audit Committee reviews the proposed audit program (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson’s systems of internal accounting control. The Committee also is responsible for (i) the appointment, compensation, and oversight of the independent auditors for each fiscal year, (ii) the approval of all permissible non-audit services to be performed by the independent auditors, (iii) the establishment of procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (iv) the approval of all related-party transactions.

All members of the Audit Committee must meet the NASD standards for independence. Committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement and, by the effective date of the Securities and Exchange Commission’s approval of the NASD proposal regarding “financial expertise” of Audit Committee members, one member of the Committee must be a “financial expert.” The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

No member of the Audit Committee may receive any payment from the Company other than payment for services as a Director or member of a Committee of the Board of Directors or be an affiliated person of the Company or any of its subsidiaries. Audit Committee members will inform the Chairman of the Committee and Chief Executive Officer prior to or upon accepting an audit committee appointment of another board of directors. See Attachment 1 to these Guidelines for the Audit Committee Charter.

B. Compensation Committee: The Compensation Committee of the Board of Directors is responsible for approving executive officer compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers. The Compensation Committee also administers employee stock plans and other benefit plans. All members of the Compensation Committee must meet the NASD standards for independence. See Attachment 2 to these Guidelines for the Compensation Committee Charter.

C. Governance and Nominating Committee: The purpose of the Governance and Nominating Committee is to ensure that the Board of Directors and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to shareholders and the Company. To accomplish this purpose, the Governance and Nominating Committee shall:

(a)	Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders and candidates to fill vacancies in the Board;

(b)	Recommend to the Board annually the directors to be appointed to Board committees;

(c)	Annually review and, when warranted, adjust Director and Committee member compensation;

(d)	Monitor and evaluate annually how effectively the Board and the Company have implemented the policies and principles of these Guidelines; and

(e)	Adopt revisions to the Guidelines where revisions are warranted based upon the annual evaluation and recommend revisions to the Board of Directors for approval.

All members of the Governance and Nominating Committee must meet the NASD standards for independence. See Attachment 3 to these Guidelines for the Governance and Nominating Committee Charter.

D. Executive Committee: The Executive Committee acts to make necessary decisions between periodic Directors’ meetings. This Committee may exercise all powers of the Board in managing and controlling the business of the Company except declaring dividends, electing officers or filling vacancies among the Directors or in any committee of the Directors. The Executive Committee shall report on all of its activities to the Board at the next Board meeting where its actions are subject to revision or alteration. Directors who do not serve as members of the Executive Committee and who are able to attend meetings of the Executive Committee are welcome to attend and are entitled to vote.

Each Committee of the Board of Directors is authorized to retain its own counsel and other advisors, at Company expense, if and to the extent necessary to carry out its responsibilities.

5.	Retirement

The Board of Directors has adopted a mandatory retirement policy. Under this policy, a Director, other than those Directors who were age 75 on July 27, 2001, are expected to retire at the conclusion of the Directors meeting immediately prior to the Directors’ 75th birthday.

6.	Change in Status

The Board of Directors has determined that a change in employment status should not affect a Director’s status as a member of the Board unless the change in employment status creates a conflict of interest or prevents a Director from performing his or her duties as a Director. A Director whose employment status has changed is to inform the Chairperson of the Governance and Nominating Committee and the Chief Executive Officer of the change in status.

7.	Membership on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and avoid actual or potential conflicts of interest that may arise from serving on other boards of directors. To that end, each Director has the responsibility to inform the Chairperson of the Governance and Nominating Committee and the Chief Executive Officer prior to accepting invitations to serve as a director on other boards of directors.

8.	Presiding Director

The non-executive Chairperson of the Board (or the Chairperson of the Compensation Committee if the Chairperson of the Board is not an independent Director) will serve in the capacity of Presiding Director for purposes of chairing regularly scheduled meetings of independent Directors or for other responsibilities that the independent Directors as a whole might designate from time to time.

9.	Executive Sessions of Independent Directors

The independent Directors of the Board will meet in Executive Session no less than two (2) times a year.

10.	Assessing Board and Committee Performance

Under the auspices of the Governance and Nominating Committee, members of the Board of Directors will conduct an annual self-assessment of the effectiveness of the Board and of the Committees of the Board on which a Director serves. The annual self-assessment review process should consider, among other matters, meeting agenda items and presentations, advance distribution of meeting materials, interim communication to Directors, access to and communications with senior management, and the Board’s and each Committee’s contribution as a whole with consideration to areas in which the Directors believe a better contribution could be made.

11.	Evaluation of the Chief Executive Officer

The independent Directors will conduct an annual evaluation of the Chief Executive Officer, which evaluation should be communicated to the Chief Executive Officer by the Presiding Director and the Chairperson of the Compensation Committee (or another member of the Presiding Director’s choosing if the Presiding Director is the Chairperson of the Compensation Committee).

To facilitate the evaluation, the Chief Executive Officer will prepare a listing of a few of the priorities that need attention during the fiscal year. The evaluation should consider aspects of corporate performance such as progress toward meeting goals and the capacity of the Company to do so in the future. The evaluation should use a combination of objective and subjective criteria.

The evaluation will be considered by the Compensation Committee in the course of its deliberations when establishing the Chief Executive Officer’s compensation.

12.	Succession Planning/ Management Development

At least every other year, the Chief Executive Officer shall report to the Board on succession planning and the Company’s program for management development.

There should also be available, on a continuing basis, the Chief Executive Officer’s recommendation as to his/her successor should he/she be unexpectedly disabled and be unable to carry on his/her duties as Chief Executive Officer.

13.	Board Access to Senior Management and Independent Advisors

Directors have complete access to Nordson’s management. Each Director has the responsibility to inform the Chief Executive Officer of the nature of communications with management and to provide copies of any written communication to the Chief Executive Officer.

The Board encourages management to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement in these areas and/or (b) represent managers with future potential that management believes should be given exposure to the Board.

The Board, at its discretion, may engage and consult with independent advisors to assist the Board in carrying out its oversight responsibilities.

14.	Board Interaction with Institutional Investors

The Board believes that the management speaks for Nordson and it is inappropriate for individual Directors to communicate separately to investors except with the full knowledge and at the request of management. Directors who receive inquiries should direct the investor to the Chief Financial Officer.

15.	Director Compensation

The Chief Executive Officer will report annually to the Governance and Nomination Committee on the status of Board of Directors compensation in relation to a peer group of U.S. manufacturing companies. The Governance and Nomination Committee is authorized to establish reasonable compensation for Directors and/or a reasonable fee for attendance at any meeting of the Directors. A Director who is a full-time employee of the Company does not receive compensation for his or her services as a Director.

The Chairperson of the Board of Directors, other independent Directors and Committee chairpersons receive an annual retainer and per meeting remuneration for each Board and Committee meeting attended. Each independent Director is eligible to receive an option for Nordson Corporation Common Shares under the Company’s 1993 Long-Term Performance Plan.

Travel expenses incurred in attending all meetings are reimbursed. Air travel is based on round-trip actual airfare from the Director’s home to meeting locations. A Director is encouraged to select the class of travel commensurate with the situation, such as first class for long trips. Other expenses, such as hotels, meals, local transportation and similar expenses are also reimbursed.

Independent Directors are also covered under the Company’s (a) health care (medical, dental and prescription drug) plan with coverage being secondary to any health care plan under which a Director is also covered, (b) life insurance plan; and (c) business travel and accident insurance plan.

The Company maintains a Deferred Compensation Plan under which a Director may elect to defer all of his/her fees until retirement. Fees may be deferred as cash or translated into stock equivalent units.

Directors are eligible to participate in The Nordson Corporation Foundation Matching Gift Program.

16.	Stock Ownership

Directors are encouraged to own shares of the Company’s stock and to increase their ownership of those shares over time. The Board does not recommend a mandated stock ownership level for Directors.

ATTACHMENT 1

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     Organization and Functioning

There shall be a committee of the Board of Directors to be known as the Audit Committee (the “Committee”). The Committee shall be comprised of at least three Directors who shall be appointed by the Board after considering the recommendation of the Governance and Nominating Committee. The Committee shall only include directors who satisfy the independence standards of the National Association of Securities Dealers (“NASD”) and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

Committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement and, by the effective date of the Securities and Exchange Commission’s approval of the NASD proposal regarding “financial expertise” of Audit Committee members, one member of the Committee must be a “financial expert.” The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

The Board shall designate one member of the Committee as its Chairperson. The Committee shall meet at least four times each year and hold such other meetings from time to time as may be called by its Chairperson or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee. At least once during the course of the year, the Committee will meet with Company management and the independent auditors in separate executive sessions to discuss the results of the independent auditors’ annual examination of the Company’s financial statements.

No member of the Committee may receive any payment from the Company other than dividends and payment for services as a Director or member of a Committee of the Board of Directors as provided for in Section 15, Director Compensation, of the Governance Guidelines of the Company, or be an affiliate of the Company or any of its subsidiaries.

The Committee shall keep minutes of its proceedings that shall be signed by the Committee person whom the Chairman designates to act as secretary of the meeting. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Chairperson shall at each meeting of the Board following a meeting of the Committee report to the full Board on the matters considered at the last meeting of the Committee.

At least annually and in Executive Session, the Board shall provide the Committee with an evaluation of the Committee’s performance.

II.     Statement of Purposes

Recognizing that the Company’s outside auditors have ultimate accountability to the Board of Directors of the Company, the Committee shall assist Board of Directors oversight of: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence; (d) the performance of the Company’s internal audit function and independent auditors.

III.     Specific Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

(a)	Retain and, where warranted in the Committee’s judgment, terminate independent auditors selected to audit the financial statements of the Company.

(b)	Approve of all permissible non-audit services to be performed by the independent auditors.

(c)	At least annually, obtain and review a report by the independent auditor describing:

(1)	the audit firm’s internal quality-control procedures;

(2)	any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and

(3)	(for the purpose of assessing the auditor’s independence) all relationships between the independent auditor and the Company.

(d)	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

(e)	Review with the Company’s management, the Company’s internal auditors and the Company’s independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s Business Ethics Questionnaire.

(f)	Review the annual internal audit plan of the Company.

(g)	On an ongoing basis, review a summary of findings from completed internal audits and a progress report on the internal audit plan, with a summary report of any deviations from the plan.

(h)	The Committee Chairperson shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor. Based on the issues identified, the Chairperson may elect to ask the Committee for its review.

(i)	Review with the independent auditor any significant accounting alternatives and any audit problems or difficulties and management’s response thereto.

(j)	Drafts of earnings press releases, as well as financial information and earnings guidance provided to analysts, shall be distributed to members of the Committee in a timely fashion; the Chairperson will discuss the draft with management including any observations made by other Committee members.

(k)	Submit the minutes of all meetings of the Committee to, or discuss the matters considered at each Committee meeting with, the Board of Directors.

(l)	Investigate any matter brought to the Committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

(m)	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

(n)	Approve of all related-party transactions.

(o)	Review and approve the report that SEC rules require be included in the Company’s annual proxy statement.

1-2

(p)	Pursuant to Section 10 of the Company’s Governance Guidelines, conduct an annual self-assessment of the Committee’s performance with respect to the requirements of this Charter and recommend any proposed changes to the Board of Directors. In conjunction therewith, the Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

(q)	Monitor and evaluate the effectiveness of the Company’s Code of Business and Ethical Conduct and adopt revisions to the Code where revisions are warranted based upon the annual evaluation and recommend any such revisions to the Board of Directors for approval.

The Committee’s function is one of oversight and review. While the Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to assume the respective duties and responsibilities of the independent and internal auditors and management of the Company including but not limited to planning or conducting audits or determining that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Further, it is not expected nor required that the Committee will conduct investigations or resolve disagreements, if any, between management of the Company and the independent auditor.

1-3

ATTACHMENT 2

CHARTER OF THE

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

I.     Organization and Functioning

There shall be a committee of the Board of Directors to be known as the Compensation Committee (the “Committee”). The Committee shall be comprised of at least three Directors who shall be appointed by the Board after considering the recommendation of the Governance and Nominating Committee. The Committee shall only include directors who satisfy the independence standards of the National Association of Securities Dealers and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

The Committee shall meet at least twice each year and hold such other meetings from time to time as may be called by its Chairperson or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

The Committee shall keep minutes of its proceedings that shall be signed the person whom the Chairperson designates to act as secretary of the meeting. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Chairperson shall at each meeting of the Board following a meeting of the Committee report to the full Board on the matters considered at the last meeting of the Committee.

II.     Statement of Purposes

The Committee shall:

1.	Approve executive officer compensation and administer the incentive and equity participation plans that make up the variable compensation paid to executive officers;

2.	Administer Company employee stock plans and certain other benefit plans; and

3.	Produce the annual report on executive officer compensation for inclusion in the proxy statement of the Company.

III.     Specific Duties and Responsibilities

The Committee shall have the following duties and responsibilities with respect to Chief Executive Officer (CEO) and executive officer compensation:

1.	CEO Compensation and Goals. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	Approval of CEO and Executive Officer Compensation. The Committee shall annually review and approve for the CEO and the executive officers of the Company: (a) the annual base salary level,

(b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

3.	Stock Plan Administration. The Committee shall have full and final authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued.

4.	Delegation. The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified. The Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Committee.

5.	Engaging Consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

6.	Self-Assessment. Pursuant to Section 10 of the Company’s Governance Guidelines, the Committee shall conduct and review with the Board of Directors annually an assessment of the Committee’s performance with respect to the requirements of this Charter. In conjunction therewith, the Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2-2

ATTACHMENT 3

CHARTER OF THE

GOVERNANCE & NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I.     Organization and Functioning

There shall be a committee of the Board of Directors to be known as the Governance and Nominating Committee (the “Committee”). The Committee shall be comprised of at least three Directors who shall be appointed initially by the Board and thereafter by the Board after considering the recommendation of the Committee. The Committee shall only include directors who satisfy the independence standards of the National Association of Securities Dealers. The Board shall designate one member of the Committee as its Chairperson. Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.

The Committee shall meet at least two times each year and hold such other meetings from time to time as may be called by its Chairperson or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

At each meeting of the Board following a meeting of the Committee, the Chairperson of the Committee shall report to the full Board on the matters considered at the last meeting of the Committee.

At least annually and in Executive Session, the Board shall provide the Committee with an evaluation of the Committee’s performance.

II.     Statement of Purpose

The purpose of the Committee is to ensure that the Board and its Committees are appropriately constituted so that the Board and Directors may effectively meet their fiduciary obligations to shareholders and the Company. To accomplish this purpose, the Committee shall:

(a)	Identify individuals qualified to become Board members and recommend to the Board the Director nominees for the next annual meeting of shareholders and candidates to fill vacancies in the Board;

(b)	Recommend to the Board annually the Directors to be appointed to Board committees;

(c)	Annually review and, at the Committee’s discretion, adjust Director and Committee member compensation; and

(d)	Monitor and evaluate annually how effectively the Board and the Company have implemented the Company’s Governance Guidelines.

III.     Specific Duties and Responsibilities

1.     Recommend Nominees for Election as Directors

The Committee shall recommend to the Board the Director nominees for the next annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. In carrying out this responsibility, the Committee shall:

(a)	Determine the desired Board skills and attributes and, when appropriate, conduct searches for prospective Board members whose skills and attributes reflect those desired;

(b)	Consider nominees submitted by shareholders; and

(c)	Prior to recommending a nominee for election, determine that the election of the nominee as a Director would effectively meet the Company’s Governance Guidelines.

2.     Recommend Appointments to Board Committees

The Committee shall annually recommend to the Board the Directors to be appointed to the various committees of the Board. The Committee shall consider the desired qualifications for membership on each Committee, the availability of the Director to meet the time commitment required for membership on the particular committee and the extent to which there should be a policy of periodic rotation of Committee members and Chairpersons.

3.     Director and Committee Member Compensation

The Committee shall review the annual report from the Chief Executive Officer with respect to compensation of the Directors and Committee members in relation to a peer group of U.S. manufacturing companies. Thereafter, the Committee, at its discretion, may adjust an annual retainer and per meeting remuneration for each Board and Committee meeting attended.

4.     Monitor and Evaluate the Governance Guidelines

The Committee shall annually review the Governance Guidelines for the purposes of:

(a)	Determining whether the Guidelines are being effectively adhered to and implemented;

(b)	Ensuring that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards; and

(c)	Recommending any appropriate changes in the Guidelines to the Board.

In addition, the Committee shall consider any other corporate governance issues that may arise, from time to time, and develop appropriate recommendations for the Board’s consideration and approval.

5.     Board Orientations and Continuing Education

The Committee shall be responsible for the development of an orientation program for new directors. The program should include background material, meetings with senior management and visits to Company facilities.

The Committee shall annually report to the Board on continuing education of directors with respect to the Company’s business and financial statements, corporate governance, and other appropriate subjects.

6.     Engagement of Advisors

The Committee shall have the sole authority to retain and terminate any search firm used to identify director candidates and shall have sole authority to approve such search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

7.     Self-Assessment

Pursuant to Section 10 of the Company’s Governance Guidelines, the Committee shall conduct and review with the Board of Directors annually an assessment of the Committee’s performance with respect to the requirements of this Charter. In conjunction therewith, the Committee shall review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

3-2

APPENDIX B

AUDIT COMMITTEE REPORT

January 22, 2003

To: The Board of Directors of Nordson Corporation

Our Committee has reviewed and discussed the audited financial statements of the Company for the year ended November 3, 2002 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP (“E&Y”), the principal independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1. We have discussed with E&Y its independence from the Company, including the compatibility of non-audit services with E&Y’s independence.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended November 3, 2002.

Audit Committee

Dr. Glenn R. Brown, Chairman
William D. Ginn
William P. Madar
Dr. David W. Ignat
William L. Robinson, Esq.

3-3

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN
YOUR PROXY.

YOUR VOTE IS IMPORTANT

c/o National City Bank P.O. Box 92301
Cleveland, OH 44197-1200

[NORDSON LOGO]

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your proxy in the enclosed envelope.

DETACH CARD

-----------------------------------------------------------------------------------------------------------------------------------------------------

P

R

O

X

Y

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 6, 2003

This Proxy is Solicited by the Board of Directors

At the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 6, 2003, and at any adjournment, ERIC T. NORD, WILLIAM D. GINN, DR. GLENN R. BROWN, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Edward P. Campbell William W. Colville

Dr. David W. Ignat William P. Madar

2. Any other matter that may properly come before the meeting.

(Continued and to be signed on reverse side)

DETACH CARD

---------------------------------------------------------

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless otherwise specified, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

DATE: , 2003

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

c/o National City Bank	YOUR VOTE IS IMPORTANT

[NORDSON LOGO]
P.O. Box 92301
Cleveland, OH 44197-1200

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your voting instruction card in the enclosed envelope.

DETACH CARD

---------------------------------------------------------

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 6, 2003

To:	Key Trust Company of Ohio, N.A., as Trustee for the Nordson Employees’ Savings Trust Plan (the “Plan”).

Pursuant to Article XIII, Section 13.18 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned’s entire proportionate interest in Nordson Corporation Common Shares held by the Plan on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 6, 2003, and at any adjournment, on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Edward P. Campbell William W. Colville

Dr. David W. Ignat William P. Madar

2.	Any other matter that may properly come before the meeting.

CONFIDENTIAL VOTING INSTRUCTION CARD

(Continued and to be signed on reverse side)

DETACH CARD

---------------------------------------------------------

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box. Unless otherwise specified, your share interest will be voted by the Trustee in the same proportions as it votes shares for which it receives express instructions.

DATE: , 2003

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

c/o National City Bank	YOUR VOTE IS IMPORTANT

[NORDSON LOGO]
P.O. Box 92301
Cleveland, OH 44197-1200

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your voting instruction card in the enclosed envelope.

DETACH CARD

---------------------------------------------------------

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 6, 2003

To:	Key Trust Company of Ohio, N.A., as Trustee for the Nordson Hourly-Rated Employees’ Savings Trust Plan (the “Plan”).

Pursuant to Article XIII, Section 13.18 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned’s entire proportionate interest in Nordson Corporation Common Shares held by the Plan on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 6, 2003, and at any adjournment, on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Edward P. Campbell William W. Colville

Dr. David W. Ignat William P. Madar

2.	Any other matter that may properly come before the meeting.

CONFIDENTIAL VOTING INSTRUCTION CARD

(Continued and to be signed on reverse side)

DETACH CARD

---------------------------------------------------------

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box. Unless otherwise specified, your share interest will be voted by the Trustee in the same proportions as it votes shares for which it receives express instructions.

DATE: , 2003

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

c/o National City Bank	YOUR VOTE IS IMPORTANT

[NORDSON LOGO]
P.O. Box 92301
Cleveland, OH 44197-1200

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your voting instruction card in the enclosed envelope.

DETACH CARD

---------------------------------------------------------

NORDSON CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 6, 2003

To:	Key Trust Company of Ohio, N.A., as Trustee for the Slautterback Corporation 401(k) Profit Sharing Plan (the “Plan”).

Pursuant to Article XI, Section 11.18 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned’s entire proportionate interest in Nordson Corporation Common Shares held by the Plan on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 6, 2003, and at any adjournment, on the following matters:

1. Election of four Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name listed below.

Edward P. Campbell William W. Colville

Dr. David W. Ignat William P. Madar

2.	Any other matter that may properly come before the meeting.

CONFIDENTIAL VOTING INSTRUCTION CARD

(Continued and to be signed on reverse side)

DETACH CARD

---------------------------------------------------------

(Continued from other side)

You are encouraged to specify your choices by marking the appropriate box. Unless otherwise specified, your share interest will be voted by the Trustee in the same proportions as it votes shares for which it receives express instructions.

DATE: , 2003

Signature(s) of shareholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.